UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2007, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing that, as expected, on March 21, 2007, it received an additional notice of non-compliance from the Staff of The Nasdaq Stock Market (“NASDAQ”), stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”). NASDAQ Marketplace Rule 4310(c)(14) requires the Company to file with NASDAQ, via EDGAR filing with the Securities and Exchange Commission (the “SEC”), on a timely basis all reports and other documents required to be filed with the SEC.

As previously announced, the Company received a NASDAQ notice of non-compliance on November 15, 2006 in relation to the delay in filing its Report on Form 10-Q for the quarter ended September 30, 2006 (“Third Quarter Form 10-Q”). The Third Quarter Form 10-Q and Form 10-K filing delays are attributable to the fact that a Special Committee appointed by the Company’s Board of Directors has been conducting a review of the Company’s historical stock-based compensation practices. In response to the first notice of non-compliance, the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Following the hearing, the Panel granted the Company’s request for continued listing, provided that the Company meets certain requirements. Those requirements are that the Company (i) provide NASDAQ with specified information regarding the results of the Special Committee’s review on or about March 1, 2007 (which information was provided by the Company to NASDAQ on March 1, 2007), (ii) file the Third Quarter Form 10-Q, any other delinquent periodic reports, and any required restatements on or before April 18, 2007, and (iii) comply with all other requirements for continued listing on NASDAQ. The Special Committee’s review is now substantially complete.

The current NASDAQ notice requests that the Company make a new submission to the Panel. Accordingly, the Company intends to provide the Panel with a submission describing its efforts to file the Form 10-K on or before the April 18 deadline. There can be no assurance that the Company will be able to satisfy the Panel’s conditions described above within the prescribed deadlines. In the event that the Company is unable to comply with these conditions, our securities may be delisted.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

By:	/s/ MICHAEL SHAHBAZIAN
Michael Shahbazian Chief Financial Officer

Date: March 27, 2007